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                                                                  Exhibit 26(k)

                                                                       1933 Act
                                                                    Rule 485(b)
                                                                      VIA EDGAR

December 18, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Phoenix Life Variable Universal Life Account
    Phoenix Life Insurance Company
    Post-Effective Amendment No. 19 to Registration Statement filed on Form N-6 File Nos. 333-86921 and 811-04721

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 19 to the Registration Statement and filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933. Phoenix Life Variable Universal Life Account issues the Policies.

As an attorney for Phoenix Life Insurance Company ("PLIC"), I provide legal advice to PLIC in connection with the operation of its variable products. In this role I am familiar with Post-Effective Amendment for the Policy. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

     1. PLIC is a valid corporation, organized and operated under the laws of the State of New York and is subject to regulation by the New York Commissioner of Insurance.

     2. Phoenix Life Variable Universal Life Account is a separate account validly established and maintained by PLIC in accordance with New York law.

     3. The Policy, when properly issued, is a legal and binding obligation of PLIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to this Post-Effective Amendment.

Yours truly,

By:  /s/ Michele Drummey
     ------------------------------
     Michele Drummey
     Counsel
     Phoenix Life Insurance Company